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                                                                   EXHIBIT 10.25

                         FIRST AMENDMENT TO AMENDED AND
                          RESTATED OPERATING AGREEMENT

     First Amendment to Amended and Restated Operating Agreement, dated December 19, 2002 (the "Amendment"), among GGP Limited Partnership, a Delaware limited partnership ("GGPLP"), Teachers' Retirement System of the State of Illinois ("TRS" and, together with GGPLP, the "Members"), and GGP-TRS L.L.C., a Delaware limited liability company (the "Company").

                                   RECITALS:

     WHEREAS, the Members are all of the members of the Company;

     WHEREAS, the Company and the Members have entered into that certain Amended and Restated Operating Agreement dated August 26, 2002 (the "Existing Operating Agreement"), relating to, among other things, the management of the Company and the transfer of units of membership interest therein;

     WHEREAS, GGPLP and The Western and Southern Life Insurance Company (the "Florence Mall Seller") have entered into that certain Purchase and Sale Agreement, dated as of November 27, 2002 (as the same may be amended from time to time, the "Florence Mall Purchase Agreement"), pursuant to which GGPLP has agreed to purchase Florence Mall in Florence, Kentucky ("Florence Mall");

     WHEREAS, the Florence Mall Seller has made certain representations and warranties in the Florence Mall Purchase Agreement (collectively, the "Florence Mall Seller Representations");

     WHEREAS, the Company is the sole member of Florence Mall L.L.C., a Delaware limited liability company ("Florence Mall L.L.C.");

     WHEREAS, pursuant to Section 6.3(d) of the Existing Operating Agreement, GGPLP agreed to provide TRS with certain projections for the Company and its properties for the TRS fiscal year commencing on July 1, 2003 (the "2003/2004 Projections") as well as projections for subsequent fiscal years;

     WHEREAS, the parties hereto desire that (a) GGPLP contribute to the capital of the Company all of the right, title and interest of GGPLP under the Florence Mall Purchase Agreement, (b) the Company contribute to the capital of Florence Mall L.L.C. all of such right, title and interest, (c) Florence Mall L.L.C. obtain a loan upon the terms described on Schedule A, attached hereto and by this reference made a part hereof (the "Florence Mall Loan"), the proceeds of which will be used to pay a portion of the purchase price for Florence Mall (the "Florence Mall Purchase Price"), (d) GGPLP and TRS make additional capital contributions to the Company which will be used to pay the remainder of the Florence Mall Purchase Price and the acquisition costs for Florence Mall, (e) Florence Mall L.L.C. acquire Florence Mall pursuant to the Florence Mall Purchase Agreement (the "Florence Mall Acquisition" and, together with

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the Florence Mall Loan, the "Florence Mall Transactions") and (f) the parties make certain other modifications to the Existing Operating Agreement; and

     WHEREAS, the parties desire that the Company amend the Existing Operating Agreement as hereinafter set forth to reflect their understandings regarding the foregoing.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     1. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meanings set forth in the Existing Operating Agreement, as amended hereby.

     2. MATTERS RELATING TO ACQUISITION OF FLORENCE MALL.

     (a) Prior to the closing of the Florence Mall Acquisition, (i) GGPLP shall contribute to the capital of the Company all of GGPLP's right, title and interest under the Florence Mall Purchase Agreement, and the Company shall assume all of the obligations of GGPLP under the Florence Mall Purchase Agreement, pursuant to an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A and (ii) the Company shall contribute to the capital of Florence Mall L.L.C. all of such right, title and interest and Florence Mall L.L.C. shall assume all of such obligations, pursuant to an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit B.

     (b) The parties hereby approve the Florence Mall Transactions, which shall be deemed to have been approved by the Board. The provisions of the last sentence of Section 6.2 of the Existing Operating Agreement shall apply to the loan documents relating to the Florence Mall Loan.

     (c) Concurrently with the closing of the Florence Mall Acquisition, each Member shall pay $20,500,000 to the Company as an additional capital contribution thereto; provided, however, that GGPLP shall be entitled to a credit against the amount of such payment for the $1,000,000 earnest money deposit paid by it pursuant to the Florence Mall Purchase Agreement and any interest accrued thereon, and GGPLP shall be deemed to have made a capital contribution to the Company in the amount of such credit. The additional capital contributions to be made pursuant to this paragraph shall be paid in immediately available funds.

     (d) No additional Units shall be issued to GGPLP or TRS on account of the additional capital contributions referred to in this Section 2.

     (e) The Company shall pay (and/or cause Florence Mall L.L.C. to pay) the costs of the types described in Schedule 6.2 of the Existing Operating Agreement incurred by the Company, Florence Mall L.L.C. and/or GGPLP in connection with the consummation of the Florence Mall Transactions, including without limitation the costs specified in Sections 3 and 4 of Schedule 7.1-2 of the Existing Operating Agreement (collectively, the "Florence Mall Costs"), and the payment of the Florence Mall Costs shall be deemed to have been approved by the Board.


                                       -2-

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     (f) Notwithstanding anything to the contrary contained in the Existing
Operating Agreement, the provisions of Section 6.2(e)(xvi) of the Existing Operating Agreement shall not apply to the modifications described in Schedule A.

     (g) Notwithstanding anything to the contrary contained in the Existing Operating Agreement, no portion of the Florence Mall Loan shall constitute Retained Debt and no adjustment in the existing Retained Debt or the existing allocation thereof shall occur on account of the incurrence of the Florence Mall Loan.

     (h) Notwithstanding anything to the contrary contained in the Existing Operating Agreement, the Managing Member shall submit the portions of the 2003 Proposed Annual Business Plan and the 2003/2004 Projections that pertain to Florence Mall on or before March 31, 2003 (instead of the earlier dates, if any, specified in the Existing Operating Agreement) (but nothing contained herein shall extend the due date for delivery of the remainder of the 2003 Proposed Annual Business Plan, the remainder of the 2003/2004 Projections or any other Proposed Annual Business Plan or projections). Notwithstanding anything to the contrary contained herein, until there is an Annual Business Plan that pertains to Florence Mall, the Company shall cause Florence Mall L.L.C. to operate Florence Mall in a manner which is consistent with the operation by GGPLP of its properties generally and Florence Mall L.L.C. may make such expenditures as are consistent with the operation of Florence Mall in such manner without the consent of the Board (but the making of capital expenditures during such period in respect of Florence Mall shall require the approval of the Board unless they are in connection with tenant leasing or constitute Nondiscretionary Items).

     (i) GGPLP represents and warrants to TRS that, as of the date hereof and except for matters set forth in written materials furnished to TRS or Commonwealth Realty Advisors, Inc. prior to the execution and delivery hereof, GGPLP has no Knowledge of inaccuracies in the Florence Mall Seller Representations (without regard to the knowledge qualifications contained therein) that individually or in the aggregate would have a material adverse effect on Florence Mall. For purposes of this paragraph, "Knowledge" means the actual knowledge (excluding any constructive or imputed knowledge) of Joel Bayer. The representation and warranty contained in this Section 2(i) shall be subject to the same limitations on survival as are contained in Section 5.3 of the Florence Mall Purchase Agreement.

     3. AMENDMENT TO SCHEDULE I. Schedule I of the Existing Operating Agreement is hereby amended by deleting the reference to Piper Rudnick and its address and inserting the following in lieu thereof:

     "Gardner, Carton & Douglas
     191 North Wacker Drive, Suite 3700
     Chicago, Illinois 60606
     Attn: Steven L. Loren
     Telephone: 312/569-1337
     Facsimile: 312/569-3337"

     4. NO OTHER CHANGES; ETC. Except as specifically set forth herein, the Existing Operating Agreement shall remain in full force and effect. Any references in the Existing


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Operating Agreement to "hereunder" or "herein" or other terms of similar import shall mean the Existing Operating Agreement, as amended hereby.

     5. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware (without regard to its conflicts of law principles).

     6. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be an original and all of which together shall constitute the same document.

     7. BINDING EFFECT. This Amendment shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

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     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.

                                        GGP LIMITED PARTNERSHIP,
                                        a Delaware limited partnership

                                        By: General Growth Properties, Inc.,
                                            a Delaware corporation, its general
                                            partner


                                        By: /s/ Joel Bayer
                                            ------------------------------------
                                            Joel Bayer, Senior Vice President


                                        TEACHERS' RETIREMENT SYSTEM OF THE STATE
                                        OF ILLINOIS

                                        By: Commonwealth Realty Advisors, Inc.,
                                            as attorney-in-fact under power of
                                            attorney


                                        By: /s/ Mark Kirincich
                                            ------------------------------------
                                            Mark Kirincich, President


                                        GGP-TRS L.L.C., a Delaware limited
                                        liability company

                                        By: GGP LIMITED PARTNERSHIP, a Delaware
                                            limited partnership, its managing
                                            member

                                        By: General Growth Properties, Inc., a
                                            Delaware corporation, its general
                                            partner


                                        By: /s/ Joel Bayer
                                            ------------------------------------
                                            Joel Bayer,
                                            Senior Vice President